Managed Account Series:

High Income Portfolio

FILE #811-21763

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
5/01/2006	EDISON MISSION ENERGY	1,200,000,000.00	500,000

Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Greenwich Capital Markets, Inc.; UBS Securities LLC

05/22/07	UNIVERSAL HOSPITAL SERVICES INC	230,000,000	$60,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Bear, Stearns & Co. Inc.; Wachovia Capital Markets, LLC
05/22/07	UNIVERSAL HOSPITAL SERVICES INC	230,000,000	$60,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Bear, Stearns & Co. Inc.; Wachovia Capital Markets, LLC
06/20/07	HYNIX SEMICONDUCTOR INC	500,000,000.00	$150,000	Citigroup Global Markets Limited, Credit Suisse Securities (Europe) Limited, Goldman Sachs International, Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Korea Development Bank
06/27/07	COMMUNITY HEALTH SYSTEMS	3,021,331,000.00	$900,000

Credit Suisse Securities (USA) LLC, Wachova Capital Markets, LLC, J.P. Morgan Securities Inc. , Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., GE Capital Markets Inc, Goldman Sachs & Co., SunTrust Capital Markers Inc, ABN AMRO Incorporated, Barclays Capital Inc, Calyon Securities (USA) Inc, Fifth Third Securities , Inc, KeyBanc Capital Markets Inc, NatCity Investments, Inc., Scotia Capital (USA) Inc., UBS Securities LLC.

09/24/07	Waterford Gaming, LLC	128,500,000.00	300,000	Merrill Lynch & Co.; Deutsche Bank Securities
10/9/2007	AES Corp	1,500,000,000	1,000,000	Deutsche Bank Securities Inc., Credit Suisse (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated.
10/9/2007	AES Corp	500,000,000	90,000	Deutsche Bank Securities Inc., Credit Suisse (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated.
10/16/2007	First Data Corporation	2,200,000,000	900,000

Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated

11/14/2007	Windstream Regatta Holdings	210,500,000	300,000	JPMorgan, Lehman Brothers, Merrill Lynch & Co., Goldman, Sachs & Co., Barclays Capital, BNP Paribas
1/17/2008	Atlas Energy Operating Company LLC	250,000,000	180,000	J.P. Morgan Securities Inc., Wachovia Securities, Banc of America Securities LLC, BNP Paribas, RBC Capital Markets, Merrill Lynch & Co., Friedman Billings Ramsey
4/2/2008	IPALCO Enterprises	400,000,000	150,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Banc of America Securities LLC, JPMorgan, Scotia Capital

4/21/2008	Citigroup Inc.	6,000,000,000	1,220,000

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Barclays Capital Inc, BNP Paribas Securities Corp, Credit Suisse